Exhibit 5.1

[White & Case LLP Letterhead]

April 5, 2016

Macquarie Infrastructure Corporation

125 West 55th Street

New York, NY 10019

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We refer to the registration statement on Form S-3 (the “Registration Statement”), filed on the date hereof by Macquarie Infrastructure Corporation, a Delaware corporation (the “Company”), under the Securities Act of 1933, as amended (the “Securities Act”).

The Registration Statement relates to the issuance and sale by the Company from time to time, pursuant to Rule 415 under the Securities Act, of an unlimited amount of the following securities of the Company: (i) shares of common stock, par value $0.001 per share (the “Common Stock”) of the Company (the “Primary Shares”), (ii) shares of preferred stock, par value $0.001 per share (the “Preferred Stock”) of the Company, (iii) senior debt securities of the Company (the “ Senior Debt Securities”), which may be issued pursuant to a senior debt indenture, dated as of July 15, 2014, between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee) (the “Senior Debt Indenture”) and (iv) subordinated debt securities of the Company (the “Subordinated Debt Securities,” and together with the senior debt securities, the “Debt Securities”) to be issued pursuant to a subordinated debt indenture to be executed between the Company and the Trustee (the “Subordinated Debt Indenture,” and together with the Senior Debt Indenture, the “Indentures”). The Registration Statement also relates to the resale by the selling stockholder named in the Registration Statement (the “Selling Stockholder”) of an unlimited amount of shares of Common Stock of the Company that may be sold from time to time by the Selling Stockholder (the “Resale Shares” and, together with the Primary Shares, the Preferred Stock and the Debt Securities, the “Securities”).

For purposes of this opinion, we have examined: (i) the Registration Statement, including the Prospectus, and the exhibits (including those incorporated by reference) constituting a part of the Registration Statement; (ii) the Company’s Certificate of Incorporation (the “Certificate of Incorporation”) and Bylaws (the “Bylaws”), each as amended to date; (iii) a specimen of the certificate representing Common Stock of the Company; (iv) the Senior Debt Indenture and the form of Subordinated Debt Indenture, filed or incorporated by reference as exhibits to the Registration Statement; (iv) the resolutions adopted by the Board of Directors of the Company relating to the Registration Statement and the authorization and issuance of the Securities (the “Board Resolutions”); and (vi) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

Macquarie Infrastructure Corporation

April 5, 2016

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, or as retrieved from the Commission’s EDGAR database, and the authenticity of the originals of such latter documents. In making our examination of documents executed by parties other than the Predecessor or the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all their obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which were not independently established or verified, we have, with your consent, relied upon oral or written statements and representations of officers and other representatives of the Predecessor, the Company and others. We have also assumed that the Primary Shares and Resale Shares conform to the specimen of Common Stock that we have reviewed.

In our capacity as your counsel in connection with the Registration Statement, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the registration pursuant to the Registration Statement and the authorization and issuance of the Securities. For purposes of this opinion, we have assumed that such proceedings will be timely and properly completed, in accordance with all requirements of applicable laws, in the manner presently proposed by the Company with the Commission under the Securities Act.

On the basis of such examination and our consideration of those questions of law we considered relevant, and subject to the limitations and qualifications in this opinion, we are of the opinion that:

1.	with respect to any offering of Primary Shares (the “Offered Primary Shares”), if at the time of issuance of the Offered Primary Shares the Company has a sufficient number of authorized but unissued shares of Offered Primary Shares under its Certificate of Incorporation and Bylaws, then the Offered Primary Shares will be validly issued, fully paid and non-assessable, provided that the consideration therefor is not less than the par value thereof.

2.	with respect to any offering of any series of Preferred Stock (the “Offered Preferred Stock”), if at the time of issuance of the Offered Preferred Stock the Company has a sufficient number of authorized but unissued shares of Offered Preferred Stock under its Certificate of Incorporation and Bylaws, the shares of the Offered Preferred Stock will be validly issued, fully paid and non-assessable, provided that the consideration therefor is not less than the par value thereof.

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Macquarie Infrastructure Corporation

April 5, 2016

3.	(a) with respect to any offering of any series of Subordinated Debt Securities (the “Offered Subordinated Debt Securities), when the Subordinated Debt Indenture, in substantially the form filed as an exhibit to the Registration Statement, has been duly executed and delivered on behalf of the Company and the Trustee and such Indenture has been qualified under the Trust Indenture Act of 1939, as amended, and any relevant supplemental indenture in respect of such Offered Subordinated Debt Securities has been duly executed and delivered, the Offered Subordinated Debt Securities will be valid and binding obligations of the Company in accordance with their terms; and (b) with respect to any offering of any series of Senior Debt Securities (the “Offered Senior Debt Securities” and together with the Offered Subordinated Debt Securities, the “Offered Debt Securities”), when any relevant supplemental indenture in respect of such Offered Senior Debt Securities has been duly executed and delivered, the Offered Senior Debt Securities will be valid and binding obligations of the Company in accordance with its terms. The Offered Debt Securities, Offered Primary Shares and Offered Preferred Stock are collectively referred to as the “Offered Securities.”

4.	with respect to any offering of Resale Shares (the “Offered Resale Shares”), when the Offered Resale Shares are identified in a prospectus supplement to the prospectus contained in the Registration Statement, such Resale Shares will be validly issued, fully paid and non-assessable, provided that the consideration therefor is not less than the par value thereof.

The opinions set forth herein are subject to the following assumptions, qualifications, limitations and exceptions being true and correct at or prior to the time of the delivery of any Offered Securities pursuant to the Registration Statement: (i) the Board of Directors of the Company, including any appropriate committee appointed thereby, and appropriate officers of the Company shall have duly established the terms of the Offered Securities and duly authorized and taken any other necessary corporate action to approve the issuance and sale of the Offered Securities and related matters (including without limitation with respect to Offered Preferred Stock, the execution, acknowledgment and filing of a Certificate of Designations (the “Certificate of Designations”) in accordance with the applicable provisions of the Delaware General Corporation Law) and such authorizations and actions shall have not been rescinded; (ii) the terms of the issuance and sale of the Offered Securities have been duly established in conformity with the Certificate of Incorporation, the Bylaws and any applicable Indenture (collectively, the “Applicable Agreements”), do not violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and comply with any restriction imposed by any court or governmental body having jurisdiction over the Company; (iii) the Offered Securities, and any certificates representing the interests in the relevant Offered Securities, have been duly authenticated, executed, countersigned, registered and delivered upon payment of the agreed-upon consideration therefor and have been duly issued and sold in accordance with any relevant agreement (including, any Applicable Agreements), any duly authorized, executed and delivered, valid and binding underwriting agreement or other applicable purchase agreement, or as otherwise contemplated by the Registration Statement or any post-effective amendment thereto, and any prospectus supplement relating thereto; (iv) the Registration Statement (including all necessary post-effective amendments) will have been declared, or otherwise have become, effective under the Act and such effectiveness shall not have been terminated or rescinded; (v) an appropriate prospectus supplement will have been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder describing the Offered Securities offered thereby; (vi) the Offered Securities will be issued and sold in compliance with applicable federal and state securities laws and solely in the manner stated in the Registration Statement and the applicable Prospectus Supplement and there will not have occurred any change in law affecting the validity of the opinions rendered herein; and (vii) in the case of an Indenture, Certificate of Designations or other agreement or instrument pursuant to which any Offered Securities are to be issued, there shall be no terms or provisions contained therein which would affect the validity of any of the opinions rendered herein. We also have assumed that the Senior Debt Indenture and the Subordinated Debt Indenture have been duly authorized, executed and delivered by the Trustee, and that any Offered Debt Securities that may be issued will be authenticated by duly authorized officers of the Trustee.

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Macquarie Infrastructure Corporation

April 5, 2016

We are members of the bar of the State of New York. We do not express or purport to express any opinions with respect to laws other than the State of New York and the Delaware General Corporation Law.

We do not undertake to advise you of any changes in our opinion expressed herein resulting from matters that may arise after the date of this letter or that hereinafter may be brought to our attention. We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement, and to the reference to our firm appearing under the heading “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ WHITE & CASE LLP

White & Case LLP

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